Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Forms S-8 33-65251, 333-16989, 333-63912, 333-101680, 333-130078, 333-130079, and 333-138891) of Jack Henry & Associates, Inc. of our report dated March 30, 2009, with respect to the consolidated financial statements of Goldleaf Financial Solutions, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2008 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia
December 11, 2009